Exhibit 99.1
Unica Announces Financial Results for Third Quarter Fiscal 2008
WALTHAM, Mass. — August 7, 2008 — Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its fiscal third quarter ended June 30, 2008.
For the quarter ended June 30, 2008, the company reported total revenue of $33.3 million, an increase of 46% compared with the third quarter of fiscal 2007. Perpetual license revenue was $12.1 million, an increase of 71%, subscription revenue was $3.6 million, an increase of 73%, and maintenance and services revenue was $17.5 million, an increase of 28%, each compared to the third quarter of fiscal 2007. For the quarter ended June 30, 2008, maintenance revenue on perpetual licenses was $11.3 million, an increase of 12% from the prior year quarter, and services revenue was $6.2 million, an increase of 74% from the prior year quarter.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “Unica reported strong third quarter financial results that were above our guidance. During the quarter, we continued to see blue-chip customers across a range of vertical markets selecting Unica as their strategic supplier of EMM solutions. In addition, our Unica On-Demand business continued to gain momentum, as evidenced by an increased number of new customers and the largest sale to date of our web analytics solution, Affinium® NetInsight. We are increasingly confident of Unica’s long-term position in the web analytics market segment as a result of our strong technology offering, positive industry analyst recognition and growing number of reference accounts.”
For the quarter ended June 30, 2008, Unica reported income from operations, in accordance with generally accepted accounting principles (GAAP), of $461,000, an increase compared to loss from operations of $2.5 million for the quarter ended June 30, 2007. GAAP income from operations for the quarter ended June 30, 2008 includes $1.6 million of non-cash share-based compensation expense and $726,000 of amortization of acquired intangible assets. GAAP net income for the quarter ended June 30, 2008 was $411,000, an increase compared to GAAP net loss of $792,000 for the quarter ended June 30, 2007. GAAP net income per diluted share for the quarter ended June 30, 2008 was $0.02 per share, an increase compared to GAAP net loss per diluted share of $0.04 in the corresponding quarter of the prior year.
For the quarter ended June 30, 2008, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $2.8 million, an increase compared to non-GAAP loss from operations of $293,000 for the quarter ended June 30, 2007. Based on a 36% non-GAAP effective tax rate, non-GAAP net income was $2.0 million for the quarter ended June 30, 2008, an increase compared to non-GAAP net income of $327,000 for the quarter ended June 30, 2007. Non-GAAP net income per diluted share was $0.09 for the quarter ended June 30, 2008, an increase compared to $0.01 for the corresponding quarter of the prior year.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” In addition, all references to financial results for the quarter ended

June 30, 2007, are to those results as restated in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
As of June 30, 2008, Unica had cash, cash equivalents, and investments of $45.2 million, an increase compared to $41.0 million at March 31, 2008, due primarily to $4.9 million in cash provided by operating activities. At June 30, 2008, deferred revenue was $41.2 million, an increase compared to $39.9 million at the end of the previous quarter.
Ralph Goldwasser, chief financial officer of Unica, said, “We are pleased with the company’s strong financial performance in the third quarter, particularly considering the difficult macro-economic environment. We have made significant progress related to our investments in the Unica On-Demand business, as well as in establishing a solid worldwide sales infrastructure. As we approach the end of fiscal 2008, we believe the company is well positioned to leverage these investments and grow operating margins.”
Additional Third Quarter Business Highlights:
•	The Unica Enterprise business continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, communications, insurance, retail, hospitality, technology and manufacturing. New customers added during the third quarter included: Christian Broadcasting Network, Express Scripts, Intercontinental Hotels Group, Ortho-McNeil, Sears, and SNS Bank, among others. In addition, the company expanded the scope of its relationship with existing customers, including Comcast, Deutsche Bank and KBC Bank, among others.

•	Within the Unica On-Demand business, the company added customers such as CheckFree Services, FairPoint Communications, John Wiley & Sons, Lexis/Nexis, National Instruments, Presbyterian Healthcare and Virgin Mobile USA., among others.

•	Elana Anderson was appointed vice president of product marketing and strategy. Anderson has nearly 20 years of marketing and technology consulting experience, and previously served as vice president and research director of the marketing practice at Forrester Research and most recently as founder and principal of marketing advisory firm NxtERA Marketing.

•	Unica’s annual customer conference, the Marketing Innovation Summit, attracted a record crowd of nearly 700 attendees.

•	Unica employees demonstrate marketing excellence as Karen Hudgins wins the Stevie Award in the category “Best Marketer” at the 2008 American Business Awards, and Akin Arikan publishes visionary book on multi-channel marketing titled Multichannel Marketing: Metrics and Methods for On and Offline Success.
Financial Outlook
Outlook for the fourth quarter ending September 30, 2008 and fiscal year ending September 30, 2008 are as follows:
Fourth Quarter of Fiscal Year 2008:
•	Revenue: Targeting between $31.0 million and $32.0 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $1.5 million and $2.0 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.05 to $0.07 based on an estimated weighted average of 22.1 million shares outstanding and an estimated non-GAAP effective tax rate of 33%.
Fiscal Year 2008:
•	Revenue: Targeting between $123.6 million and $124.6 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $6.7 million and $7.2 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.24 to $0.26 based on an estimated weighted average of 22.0 million shares outstanding and an estimated non-GAAP effective tax rate of 33%.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.7 million and $6.7 million for the fourth quarter and full year fiscal 2008, respectively. Amortization of acquired intangible assets related to previous acquisitions is estimated to be approximately $0.7 and $2.9 million for the fourth quarter and full year fiscal 2008, respectively.
Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, August 7, 2008 at 5:00 p.m. EDT. To access this call, dial 888-797-2983 (domestic) or 913-312-0714 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.
A replay of this conference call will be available from 8:00 p.m. EDT on Thursday, August 7, 2008 through 11:59 p.m. EDT on Wednesday, August 21, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3060241. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.
Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process from analysis and planning to project management, execution and measurement. More than 600 companies worldwide depend on Unica for their enterprise marketing management solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to editors: Copyright 2008 Unica Corporation. Unica, the Unica logo, and Affinium, are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the company may not continue to deliver year-over-year growth in revenue or profitability; the company may not continue to generate cash from operations; and the company’s financial projections may be incorrect. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Media contact:
Anne Mathewson

Greenough Communications
617-275-6528
amathewson@greenoughcom.com
Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	September 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$39,147	$18,493
Short-term investments	3,054	19,614
Accounts receivable, net	29,809	28,058
Prepaid expenses and other current assets	10,478	9,033

Total current assets	82,488	75,198

Property and equipment, net	4,629	4,135
Long-term investments	2,994	—
Goodwill and other acquired intangible assets, net	34,014	36,066
Other assets	5,967	5,949

Total Assets	$130,092	$121,348

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,902	$2,366
Accrued expenses	17,032	17,431
Short-term deferred revenue	39,147	34,946

Total current liabilities	60,081	54,743

Long-term deferred revenue	2,022	3,686
Other long-term liabilities	444	—

Total liabilities	62,547	58,429

Stockholders’ equity	67,545	62,919

Total liabilities and stockholders’ equity	$130,092	$121,348

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
		(as restated)		(as restated)
Revenue:
License	$12,127	$7,085	$34,907	$26,166
Maintenance and services	17,542	13,672	48,223	40,193
Subscription	3,621	2,090	9,411	6,583

Total Revenue	33,290	22,847	92,541	72,942
Costs of revenue:
License	866	663	2,453	1,945
Maintenance and services	6,962	4,766	19,392	13,663
Subscription	714	206	2,019	523

Total cost of revenue	8,542	5,635	23,864	16,131

Gross profit	24,748	17,212	68,677	56,811
Operating expenses:
Sales and marketing	13,020	9,935	37,407	29,088
Research and development	5,926	5,472	17,737	15,863
General and administrative	4,949	3,900	14,526	11,831
Restructuring charges	—	—	(286)	1,244
Amortization of acquired intangible assets	392	393	1,179	1,179

Total operating expenses	24,287	19,700	70,563	59,205

Income (loss) from operations	461	(2,488)	(1,886)	(2,394)
Other income, net	230	567	993	1,634

Income (loss) before income taxes	691	(1,921)	(893)	(760)
Provision (benefit) from income taxes	280	(1,129)	(603)	(851)

Net income (loss)	$411	$(792)	$(290)	$91

Net income (loss) per common share:
Basic	$0.02	$(0.04)	$(0.01)	$0.00

Diluted	$0.02	$(0.04)	$(0.01)	$0.00

Shares used in computing net income (loss) per common share:
Basic	20,576	19,934	20,368	19,794

Diluted	20,963	19,934	20,368	20,749

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended June 30,
	2008	2007
		(as restated)
Cash flows from operating activities:
Net income (loss)	$(290)	$91
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment and amortization of capitalized software	1,665	1,004
Amortization of acquired intangible assets	2,180	1,991
Share-based compensation charge	4,928	3,802
Excess tax benefits from share-based compensation	(132)	(815)
Deferred tax benefits	(991)	(772)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,559)	7,936
Prepaid expenses and other current assets	(1,047)	(6,268)
Other assets	545	801
Accounts payable	1,505	(288)
Accrued expenses	(806)	1,867
Deferred revenue	2,249	2,619
Other long-term liabilities	444	—

Net cash provided by operating activities	8,691	11,968
Cash flows from investing activities:
Purchase of property and equipment	(2,003)	(2,298)
Capitalization of software development costs	(237)	(80)
Cash collected from license acquired in acquisition	122
Sales and maturities of short-term investments	33,836	31,320
Purchases of short-term investments	(20,270)	(47,143)

Net cash provided by (used in) investing activities	11,448	(18,201)
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase plans	1,012	1,535
Excess tax benefits from share-based compensation	132	815
Payment of withholding taxes in connection with settlement of restricted stock units	(802)	(528)

Net cash provided by financing activities	342	1,822
Effect of exchange rate changes on cash and cash equivalents	173	107

Net increase (decrease) in cash and cash equivalents	20,654	(4,304)
Cash and cash equivalents at beginning of period	18,493	30,501

Cash and cash equivalents at end of period	$39,147	$26,197

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended,
	June 30,		June 30,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations	$461	$(2,488)	$(1,886)	$(2,394)
Add: Share-based compensation	1,647	1,542	4,928	3,802
Add: Amortization of acquired intangible assets	726	653	2,180	1,991

Non-GAAP income from operations	$2,834	$(293)	$5,222	$3,399

GAAP income (loss) before income taxes	$691	$(1,921)	$(893)	$(760)
Add: Share-based compensation	1,647	1,542	4,928	3,802
Add: Amortization of acquired intangible assets	726	653	2,180	1,991
Adjusted provision for income taxes	(1,106)	53	(2,051)	(1,464)

Non-GAAP net income	$1,958	$327	$4,164	$3,569

Diluted non-GAAP net income per common share	$0.09	$0.01	$0.19	$0.17

Shares used in computing non-GAAP net income per diluted common share:	22,058	21,870	21,945	21,460

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Share-based compensation:
Cost of license	$10	$—	$33	$—
Cost of maintenance and services revenue	245	166	650	364
Sales and marketing expense	618	498	1,755	1,152
Research and development expense	298	333	975	800
General and administrative expense	476	545	1,515	1,486

Total share-based compensation expense	$1,647	$1,542	$4,928	$3,802

Amortization of acquired intangible assets:
Cost of license revenue	$333	$260	$1,000	$812
Operating expenses	393	393	1,180	1,179

Total amortization of acquired intangible assets	$726	$653	$2,180	$1,991